UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ________________________________________

FORM 8-K
 ________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2014

________________________________________
comScore, Inc.
(Exact name of registrant as specified in its charter)

________________________________________

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

 ________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for comScore, Inc. (the “Company”) for the three and nine month periods ended September 30, 2014 as well as forward-looking statements relating to the fourth quarter and full year ending December 31, 2014 as presented in a press release issued on October 28, 2014.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.06 Material Impairments.

In connection with the preparation of its financial statements for the quarter ended September 30, 2014, the Company determined it would record a $6.9 million non-cash impairment charge. The impairment charge relates to intangible assets associated with the Company's mobile operator business line. The impairment was based primarily on an analysis of estimated future cash flows expected to be generated from the Company's mobile operator division.

In determining the impairment loss, the Company recorded an amount equal to the excess of the asset group’s carrying amount over its fair value as determined by an analysis of discounted future cash flows.
Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated October 28, 2014 announcing third quarter 2014 financial results

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Melvin Wesley III
Melvin Wesley III Chief Financial Officer
Date: October 28, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 28, 2014 announcing third quarter 2014 financial results